                                                                   Exhibit 10.10
                              MEDIA GENERAL, INC.
                              -------------------

                           SUPPLEMENTAL 401(K) PLAN
                           ------------------------

                   Amended and Restated as of January 1, 2001

                                   ARTICLE I

                                 INTRODUCTION
                                 ------------

     Purpose of the Plan. The purpose of the Media General, Inc. Supplemental
     -------------------
401(k) Plan (the "Plan") is to provide supplemental retirement savings to the Eligible Employees under the Plan, through a program of compensation reduction deferrals (that are matched, in part, by employer contributions, in accordance with the terms of the Plan). This Plan is specifically designed to allow a select group of key executives, whose pay exceeds the Internal Revenue Code
Section 401(a)(17) compensation limit and whose elective deferral contributions to the MG Advantage 401(k) Plan (the "401(k) Plan") are thereby be limited under the provisions of the Code, to defer compensation under this Plan by means of compensation reductions (and otherwise receive the benefit of partial employer matching provided under the Plan).

                                  ARTICLE II
                                  DEFINITIONS
                                  -----------

     Wherever used herein, the following terms have the following meanings (unless a different meaning is clearly required by the context):

     2.01 "Administrator" means the Company or other person, entity or committee appointed to administer the Plan, in accordance with Article III.

     2.02 "Affiliated Company" means (a) any corporation (other than the Company) that is a member of a controlled group of corporations (as defined in Code Section 414(b)) with the Company, (b) any trade or business (other than the Company), whether or not incorporated, that is under common control (as defined in Code Section 414(c)) with the Company, and (c) any trade or business (other than the Company) that is a member of an affiliated service group (as defined in Code Section 414(m)) of which the Company is also a member; provided that, the term "Affiliated Company" shall not include any corporation or unincorporated trade or business prior to the date on which such corporation, trade or business satisfies the affiliation or control tests of (a), (b) or (c) above.

     2.03 "Beneficiary" means the person or persons entitled under Article VIII to receive benefits under the Plan upon the death of the Participant.

     2.04 "Board of Directors" means the Board of Directors of the Company.

     2.05 "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes references to any comparable or succeeding provisions of any legislation that amends, supplements, or replaces such section or subsection.

     2.06 "Company" means Media General, Inc., a Virginia corporation, and any successor to all or a major portion of its assets or business that assumes the obligations of the Company.

     2.07 "Compensation" means compensation as defined under the 401(k) Plan, without regard to any reduction in compensation by reason of any compensation reduction agreement in effect between a Participant and a Participating Employer (and without any limitations otherwise imposed under the Internal Revenue Code). Otherwise, as to compensation for Plan purposes, see "Plan Compensation" below.

     2.08 "Computation Period" means an Eligibility Computation Period or a Vesting Computation Period, as the context requires herein.

     2.09 "Effective Date" means August 1, 1987. The Plan was amended and restated, effective November 17, 1994; and then, most recently, was amended and restated effective as of July 1, 2000. The "Effective Date" of this restatement is January 1, 2001.

     2.10 "Eligible Employee" means:

          1) an Employee of the Company or a Participating Employer;

          2) who receives annual Compensation in excess of the compensation dollar limit imposed under Internal Revenue Code Section 401(a)(17) each year (for example, $170,000 for calendar year 2001); and

          3) who otherwise is selected by the Company to participate in this Plan in accordance with the provisions of the Plan (and who has not thereafter become ineligible to participate).

     "Eligible Employee" shall exclude any Employee hired on an occasional or temporary basis. Also, "Eligible Employee" shall exclude any Employee covered under a collective bargaining agreement entered into by an Employer. Further, "Eligible Employee" shall exclude any independent contractor of any Employer. Otherwise, "Eligible Employee" shall exclude any employee who is not reported on an Employer's payroll records as a common law employee, even if later reclassified by any court or administrative agency as a common law employee of the Employer.

     2.11 "Employee" means any person who is employed by an Employer, but excludes any person who is employed as an independent contractor.

     2.12 "Employer" means the Company and any Participating Employer that shall adopt this Plan. When used in the Plan, the term "Employer" shall refer to the specific Employer of the Employee(s) or Participant(s) under consideration, rather than to all of the Employers in the aggregate, unless the context requires otherwise.

     2.13 "401(k) Plan" means the MG Advantage 401(k) Plan (formerly the Thrift Plan Plus for Employees of Media General, Inc.)

     2.14 "Matching Contribution" means, in the case of any Participant in the Plan, any unfunded matching contribution allocation made for the benefit of the Participant by a Participating Employer under Section 5.03.

     2.15 "Matching Contribution Account" means, for any Participant, the unfunded Plan recordkeeping account described in Section 7.01 to which Matching Contributions for the Participant's benefit (and earnings attributable thereto) are credited under the Plan.

     2.16 "Normal Retirement Date" means the date on which the Participant attains age 65 (the "Normal Retirement Age").

     2.17 "Participant" means each Eligible Employee who participates in the Plan, in accordance with Article IV hereof.

     2.18 "Participating Employer" means the Company and any Affiliated Company that has adopted the Plan with the approval of the Company's Board of Directors.

     2.19 "Plan" means the Media General, Inc. Supplemental 401(k) Plan (formerly the Media General, Inc. Supplemental Thrift Plan) as set forth herein, together with any and all amendments and supplements hereto.

     2.20 "Plan Compensation" means the excess (if any) of:

          1) the Participant's Compensation for the Plan Year, as defined above and under the 401(k) Plan, without regard to any reduction in compensation by reason of any compensation reduction agreement in effect between a Participant and a Participating Employer (and without any limitation otherwise imposed under the Internal Revenue Code); over,

          2) the annual tax-qualified plan compensation limitation set forth under Internal Revenue Code Section 401(a)(17), as adjusted for that Plan Year.

     For example, Plan Compensation for the 2001 Plan Year for a Participant with overall Compensation of $205,000 would be $35,000
($205,000-$170,000=$35,000).

     2.21 "Plan Year" means the calendar year.

     2.22 "Stock" means the Class A common stock of the Company.

     2.23 "Supplemental Contribution" means, in the case of any Participant, that portion of a Participant's Plan Compensation that is deferred under the Plan in accordance with Article V hereof.

     2.24 "Supplemental Contribution Account" means, for any Participant, the unfunded Plan recordkeeping account described in Section 7.01 to which Supplemental Contributions for the Participant's benefit (and earnings attributable thereto) are credited under the Plan.

     2.25 "Trust" means the trust or trusts, if any, that may be established between the Company and a Trustee for the convenience of the Company, in connection with the Company's maintenance and operation of the Plan. All assets of any such trust shall be held solely for the benefit of, the Company; or, otherwise, shall be held in trust subject to the claims of the Company's creditors. The Plan shall remain solely an unfunded promise of the Company to pay benefits to Plan participants.

     2.26 "Trust Fund" means any property held in trust by the Trustee for the benefit of the Company (or held in trust, subject to the claims of the Company's creditors).

     2.27 "Trustee" means any person or persons appointed as Trustee pursuant to
Section 6.02, any successor trustee or trustees, and any additional trustee or trustees.

     2.28 "Valuation Date" means the last business day of March, June, September and December within each Plan Year.

                                  ARTICLE III
                                ADMINISTRATION
                                --------------

     3.01 Administrator. The Plan will be administered by the Company or by any
          -------------
person, entity or committee appointed from time to time by the Board of Directors to serve at its pleasure. A Participant may be appointed to serve as Administrator at the discretion of the Board of Directors. Except as may be directed by the Company, no person serving as Administrator will receive any compensation for his services as Administrator. The Company shall provide the Trustee with a written certification stating the name or names of the Administrator (or the designated persons authorized to direct the Trustee on behalf of the Administrator). The Trustee shall be entitled to rely upon such certification as to the identity of the Administrator (and any designated authorized persons) until the Company otherwise notifies the Trustee.

     3.02 Powers of Administrator. The Administrator will have full and
          -----------------------
exclusive power and discretion to administer the Plan, including as to all of its details. For this purpose, the Administrator's power will include, but will not be limited to, the following authority:

     (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or as required to comply with applicable law;

     (b) to interpret the Plan, its interpretation thereof in good faith to be final and conclusive as to any Employee, former Employee, Participant, former Participant and Beneficiary;

     (c)  to decide all questions concerning the Plan;

     (d) to compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

     (e)  to authorize the payment of Plan benefits;

     (f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under state or local law and regulations; and

     (g) to appoint such agents, counsel, accountants, consultants and recordkeepers as may be required to assist in administering the Plan.

     3.03 Examination of Records. The Administrator will make available to each
          ----------------------
Participant such Plan records as pertain to the Participant, for examination at reasonable times during normal business hours.

     3.04 Nondiscriminatory Exercise of Authority. Whenever, in the
          ---------------------------------------
administration of the Plan, any discretionary review or action by the Administrator is required, the Administrator shall exercise such authority in a nondiscriminatory manner (so that all persons who are similarly situated will receive substantially the same treatment).

     3.05 Reliance on Tables, etc. In administering the Plan, the Administrator
          ------------------
will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports that are furnished by any trustee, counsel, accountant, consultant, recordkeeper or other professional who is employed or engaged by the Administrator or the Company.

     3.06 Indemnification of Administrator and Trustee. The Company agrees to
          --------------------------------------------
indemnify and defend, to the fullest extent of the law, any Employee or former Employee who in good faith serves or has served in the capacity of Administrator, as a member of a committee designated as Administrator or as an authorized person acting on behalf of the Administrator, against any liabilities, damages, costs and expenses occasioned by having occupied any fiduciary position in connection with the Plan.

     The Company agrees to indemnify and defend, to the fullest extent of the law, any claims against the Trustee arising from actions taken by the Trustee pursuant to instructions from the Company or the Administrator; or, if the Trustee may not act in the absence of such instructions, its failure to act in the absence of such instructions.

     3.07 Costs of Administration. All reasonable costs and expenses incurred by
          -----------------------
the Administrator and the Trustee in administering the Plan and Trust will be paid by the Company.

                                  ARTICLE IV
                                 PARTICIPATION
                                 -------------

     4.01 Participation. An Eligible Employee, who has satisfied the criteria
          -------------
established by the Company and is selected for participation by the Company (in its sole discretion), may become a Participant as of the first day of any subsequent month, by delivering an executed compensation reduction agreement (described in Section 5.02) to the Administrator (if such agreement is received and accepted by the Administrator prior to the beginning of the month for which such compensation reduction election is to be effective).

     4.02 Notice to Participants. The Administrator will inform each Employee
          ----------------------
who becomes eligible to participate in the Plan of his eligibility to participate (and execute a compensation reduction agreement).

                                   ARTICLE V
                     DEFERRALS AND MATCHING CONTRIBUTIONS
                     ------------------------------------

     5.01 Supplemental (Deferral) Contributions. For each Participant, who has
          -------------------------------------
in effect for any pay period an effective compensation reduction agreement and otherwise is receiving Plan Compensation from a Participating Employer during such pay period, the Employer will reduce the Participant's Plan Compensation by (and the Company will record as a Supplemental Contribution) the amount (or percentage) of Plan Compensation specified in such Participant's compensation reduction agreement. Each unfunded Supplemental Contribution will be credited to the Participant's Supplemental Contribution Account, in accordance with Section 7.02.

     5.02 Compensation Reduction Agreements. For purposes of Section 5.01, a
          ---------------------------------
"compensation reduction agreement" is a written agreement between a Participant and his Participating Employer that satisfies the requirements of this Section
5.02. Each agreement will provide that the Participant's Plan Compensation will be reduced by the amount specified in the agreement. The aggregate compensation reduction for each Plan Year, however, shall not exceed the Internal Revenue Code Section 415 "annual additions" dollar limit in force for that Plan Year (for example, $35,000 for year 2001). Each agreement will be in a form prescribed or approved by the Administrator. Further, each executed agreement received and accepted by the Administrator in accordance with Section 4.01 will be:

     (a) irrevocable while the agreement is in effect with respect to Plan Compensation already earned; but

     (b) revocable as to future pay (in accordance with the terms of the Plan, as provided below).

     Otherwise, a Participant may elect to increase or decrease the amount by which his future Plan Compensation is to be reduced, by delivering a new compensation reduction agreement prior to the beginning of the month for which such new election is to be effective.

     5.03 Matching Contributions. The Participating Employer shall provide to
          ----------------------
the Company, with respect to each Participant's Matching Contribution Account for each Plan Year, an amount equal to the lesser of:

     (a) one hundred percent (100%) of the amount of the Participant's Supplemental Contribution for the Plan Year; or

     (b) four percent (4%) of the Participant's Plan Compensation for the Plan Year.

     The Administrator shall estimate the unfunded Matching Contributions that will need to be recorded by the Company for the Participant during the Plan Year (based on the Participant's compensation reduction agreement and expected Plan Compensation). The Administrator then shall divide the tentative Matching Contribution for the Plan Year by the number of pay periods for the Participant for the Plan Year. The appropriate portion of the tentative Matching Contribution for the Plan Year, as determined above , will be credited to the Participant's unfunded Matching Contribution Account at the same time that the Participant's Supplemental Contributions are credited (after each pay period). Otherwise, the Employer or the Company may forward funds equivalent to such amount to the Trustee, as the Company elects.

     Following the end of each Plan Year, the Administrator shall adjust each Participant's final Matching Contributions for the completed Plan Year (to the final correct amount), by making a credit to, or deduction from, such Participant's Matching Contribution Account (generally by January 31 of the following year).

     If a Participant separates from employment prior to the end of the Plan Year, however, the Administrator generally shall proceed with final adjustment of the separated Participant's Matching Contributions (by making a final credit to, or final deduction from, such Participant's Matching Contribution Account by the last day of the month that next follows the Participant's separation).

                                  ARTICLE VI
                                  TRUST FUNDS
                                  -----------

     6.01 "Unfunded Plan". The Plan shall be and remain "unfunded" for federal
          ---------------
income tax purposes and for purposes of Title I of ERISA. The Plan shall constitute only an unfunded promise by the Company to make future Plan benefit payments. Nevertheless, for the convenience of the Company, a trust fund (or trust funds) may be established to invest certain Company assets for the purpose of paying certain benefits. Any such trust shall be maintained for the benefit of the Company (or, in any case, subject to the claims of the Company's creditors). No Participant or Beneficiary shall have any right, title, or interest in, or to, any trust asset (and all assets shall remain subject to the claims of the Company's creditors).

     6.02 Appointment of Trustee. The Company may appoint, by written notice,
          ----------------------
one or more individuals or corporations to act as Trustee under the Plan; and, may remove and appoint a successor to any such person or persons (at any time). The Trustee, and any Successor Trustee, shall be entitled to written notice from the Company, stating the date on which the removal is effective. Written notice of removal, resignation or appointment shall be provided to all Trustees under the Plan. The Company may enter into a separate trust agreement with the Trustee and make such amendments to such trust agreement or such further agreements as the Company, in its sole discretion, may deem necessary or desirable.

     6.03 Investment Funds Within the Trust Fund. All contributions to a Trust
          --------------------------------------
(and all investments thereunder) shall be held by the Trustee in the applicable Trust Fund. The Trust Fund shall consist of Stock held by the Trustee, all cash held by the Trustee resulting from the receipt of dividends or other distributions on Stock held in the Trust, and all contributions paid in cash. All cash held by the Trustee is to be invested in Stock as soon as reasonably practicable.

     The Trustee, as directed by the Company, shall have the right to vote stock held in the Trust Fund, personally or by proxy, and to delegate the Trustee's powers and discretions with respect to stock to a proxy.

     6.04 Acquisition of Stock. The Trustee shall purchase the Stock required
          --------------------
for the Trust from such sources, and at such prices, as the Trustee shall determine in its sole discretion.

     6.05 Investment of Contributions and Earnings. All amounts credited to a
          ----------------------------------------
Participant's Supplemental Account and his Matching Contribution Account thereunder shall be hypothetically invested in Company Stock on the Plan's records, as provided under the Plan's provisions. Otherwise, any cash contributions otherwise delivered by the Company to a Trustee shall be invested in Company Stock as soon as reasonably practicable.

     6.06 Protection of Trustee and Limitation of Liability. Each Trustee shall
          -------------------------------------------------
be fully protected in acting upon any instrument, certificate, or document believed by it to be genuine. The Trustee agrees to hold in trust and administer the Trust Fund subject to the terms and conditions of the Company, including as set forth under the Plan. The Trustee's responsibility shall be limited to holding and investing the assets of the Fund in its possession (including voting Stock as provided in Section 6.03).

                                  ARTICLE VII
                             PARTICIPANT ACCOUNTS
                             --------------------

     7.01 Accounts. The Administrator shall maintain on its books for each
          --------
Participant a Supplemental Contribution Account and a Matching Contribution Account. The Trustee may establish and maintain such sub-accounts as it deems necessary or desirable to fulfill the provisions of the Plan.

     7.02 Adjustments of Accounts. The Administrator shall, as of each Valuation
          -----------------------
Date:

     (a) First, with respect to each Participant, reduce the balance of his Supplemental Contribution Account (until exhausted) and then the balance of his Matching Contribution Account, by the aggregate amount of all withdrawals and distributions provided to the Participant (or his Beneficiary) since the preceding Valuation Date;

     (b) Second, credit each Participant's Supplemental Contribution Account with the sum of the Supplemental Contributions made for his benefit for the period ending on such Valuation Date;

     (c) Third, credit each Participant's Matching Contribution Account with the Matching Contributions made for his benefit for the period ending on such Valuation Date; and

     (d) Fourth, adjust the respective balances of each Participant's Supplemental Contribution Account and Matching Contribution Account, to reflect the hypothetical earnings, losses and current fair market value allocable to such accounts, whether by reference to any Trust established by the Company for its convenience or otherwise.

     In adjusting each unfunded account under subsection (d) above to track the current value of assets in a Trust Fund, the Administrator will allocate to each account (in proportion to the balances therein immediately prior to such adjustment) an amount equal to the gain and loss (realized and unrealized) on the assets of the Trust Fund, valued at fair market value (including any costs of operating the Trust). In the case of each Participant (including any former Participant or Beneficiary), the Plan shall continue to maintain the unfunded accounts described herein, and adjust such accounts in the manner set forth above, until such Participant's accounts are distributed in their entirety.

                                 ARTICLE VIII
                           DISTRIBUTION OF BENEFITS
                           ------------------------

     8.01 Separation from Employment. Upon the Participant's separation from
          --------------------------
employment for any reason, each Participant (or his designated Beneficiary) will receive a Stock distribution in an amount equal to the final balance of his Supplemental Contribution Account and Matching Contribution Account, determined as of the Valuation Date coinciding with or next following the date his employment ends. Any remaining amounts held for the Participant (Beneficiary) under such Accounts that are equal only to a fractional share of Stock shall be paid in cash. Any payment required under this Section shall be made no later than 60 days from the Valuation Date coinciding with or next following the date employment ends.

     8.02 Payments to Beneficiary. If the Participant dies prior to receiving
          -----------------------
all payments due him under the Plan, the Company (or the Trustee, at the direction of the Company) shall distribute all payments then due the Participant to the Participant's Beneficiary (at the time provided for in the Plan and in the amount that would have been provided to the Participant had he survived).

     8.03 Beneficiary Designation. The Participant may from time to time, by
          -----------------------
signing a form approved by the Administrator, designate any legal or natural person or persons (who may be designated contingently or successively) to whom payments are to be made if the Participant dies before receiving payment of all amounts due hereunder. A beneficiary designation form will be effective only after the signed form is filed with the Administrator while the Participant is alive (and such designation will cancel, immediately upon filing, all beneficiary designations signed and filed previously). If the Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries of the Participant die before the Participant or before complete payment of all amounts due hereunder, the Company shall pay any unpaid amounts to the Participant's estate.

     8.04 Unsecured Contractual Obligation. The Company's (any Employer's)
          --------------------------------
obligation to make payments to any person under this Agreement is purely contractual, and the parties do not intend that the amounts payable hereunder be held by the Company "in trust" for the benefit of the Participant. Participants (and Beneficiaries) shall have only the status of unsecured creditors of the Company with respect to Plan benefits.

     8.05 Benefits Non-Assignable. Benefits payable to, or for the benefit of, a
          -----------------------
Participant or Beneficiary shall not be assignable and shall not be subject to the claims of creditors of such Participant or Beneficiary.

     8.06 Claims Procedure. Any claim by a Participant or his Beneficiary
          ----------------
(hereafter "Claimant") for benefits shall be submitted to the Administrator. The Administrator shall be responsible for deciding whether such claim properly relates to benefits provided by the Plan (and thus is a "Covered Claim") and for providing a final decision with respect to such claim. In addition, the Administrator shall provide a full and fair review of the claim, in accordance with the procedures described below.

     Each Claimant or other interested person shall file with the Administrator such pertinent information as the Administrator may specify, in such manner and form as the Administrator may specify and provide. Such person shall not have any rights or be entitled to any benefits or further benefits hereunder, as the case may be, unless such information is filed by the Claimant (or on behalf of the Claimant). Each Claimant shall supply at such times and in such manner, as may be required, written proof that the benefit is covered under the Plan.

     If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant fails to furnish such proof as is requested, no benefits or further benefits hereunder, as the case may be, shall be payable to such Claimant.

     Notice of a decision by the Administrator with respect to any claim shall be furnished to the Claimant within 90 days following the receipt of the claim by the Administrator (or within 90 days following the expiration of the initial 90-day period, in a case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Administrator to the Claimant before the expiration of the initial 90-day period. The notice of extension shall describe the special circumstances requiring the extension and the date by which the notice of decisions with respect to the claim shall be furnished.

     Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim is wholly or partially denied, such notice shall be in writing and shall set forth
(i) the specific reason or reasons for the denial; (ii) specific references to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's claims review procedure. If the Administrator fails to notify the Claimant of the decision regarding his or her claim, the claim shall be deemed denied and the Claimant shall then be permitted to proceed with the claims review procedure provided herein.

     Within 60 days following receipt by the Claimant of notice of the claim denial, or within 60 days following the close of the 90-day period referred to herein if the Administrator fails to notify the Claimant of the decision within such 90-day period, the Claimant may appeal denial of the claim by filing a written application for review of the claim with the Administrator. Following such request for review, the Administrator shall fully and fairly review the decision denying the claim. Before the Administrator makes its decision, the Claimant shall be given an opportunity to review pertinent documents and to submit issues and comments to the Administrator in writing. The decision of the Administrator shall be made within 60 days following receipt by the Administrator of the request for review (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing such denied claim). The Administrator shall deliver its decision to the Claimant in writing. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

     For all purposes under the Plan, the decision with respect to a claim (if no review is requested) or the decision with respect to a claim review (if review is requested) shall be final, binding and conclusive on all interested parties.

                                  ARTICLE IX
                           AMENDMENT AND TERMINATION
                           -------------------------

     9.01 Amendment. The Company reserves the right to amend, modify or
          ---------
terminate the Plan, in whole or in part, at any time. Any such amendment, modification or termination of the Plan shall be made by a resolution adopted by the Board of Directors and communicated to Participants within a reasonable time following the later of the date of adoption or the effective date of such action. The Company shall not amend the Plan retroactively, however, in any manner that reduces any benefit payable to the Participant or Beneficiary (to the extent that such benefit was accrued and vested prior to the amendment, modification or termination).

     9.02 Distributions Upon Termination of the Plan. Upon any termination of
          ------------------------------------------
the Plan, if and as directed by the Administrator in writing, the Trustee will make distributions to each Participant in an amount equal to the entire balance of the Participant's Supplemental Contribution Account and Matching Contribution Account (determined as of the termination date, which shall serve as the final Valuation Date unless the Administrator otherwise directs). Upon completion of account distributions to all Participants (by the Company or any Trustee), the Plan will terminate, the Company and the Administrator will be relieved from all liability under the Plan, and no Participant or other person will have any further claims rights or other rights thereunder.

                                   ARTICLE X
                                APPLICABLE LAW
                                --------------

     This Plan shall be construed in accordance with applicable federal law and, to the extent otherwise applicable, the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, Media General, Inc. has caused this document to be signed by its duly authorized officer this _________ day of ___________________, 2001.

                                             MEDIA GENERAL, INC.


                                             By: /s/ J. Stewart Bryan III
                                                ---------------------------